Exhibit 10.1.2

Amendment to the 2003 Stock Option Plan

This Amendment, dated as of March 12, 2014 (this “Amendment”), is to the Everyday Health, Inc. 2003 Stock Option Plan, as amended (the “Plan”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WITNESSETH

Whereas, the Company established the Plan to attract the best available talent and encourage the highest level of performance;

Whereas, Section 19 of the Plan provides that the Plan may be amended by Board and the Company’s stockholders at any time and from time to time; and

Whereas, the Board and the Company’s stockholders wish to amend Section 5 of the Plan to provide for an increase in the number of shares of the Company’s Common Stock that is reserved for issuance thereunder from 9,850,000 to 11,850,000.

Now, Therefore, Be It Resolved, that the number of shares of the Company’s Common Stock that is reserved for issuance in accordance with the Plan be, and it hereby is, increased from 9,850,000 to 11,850,000 by replacing the phrase “Nine Million Eight Hundred Fifty Thousand (9,850,000)” in the first sentence of Section 5 of the 2003 Stock Option Plan with the phrase “Eleven Million Eight Hundred Fifty Thousand (11,850,000).” Except as specifically provided herein, the Plan remains in full force and effect unmodified hereby.

In witness whereof, the undersigned has executed this Amendment as the date first written above.

EVERYDAY HEALTH, INC.

By:	/s/ Alan Shapiro
	Name:	Alan Shapiro
	Title:	Executive Vice President & General Counsel